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                                                                       EXHIBIT 5


                                LAW OFFICES OF
                       PAUL, HASTINGS, JANOFSKY & WALKER
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                             695 TOWN CENTER DRIVE
                               SEVENTEENTH FLOOR
                      COASTA MESA, CALIFORNIA 92626-1924

                           TELEPHONE (714) 668-6200
                           FACSIMILE (714) 979-1921

                                June 20, 1996



Coast Savings Financial, Inc.
1000 Wilshire Boulevard
Los Angeles, California 90017-2457

     Re:  1996 Coast Savings Financial, Inc. Equity Incentive Plan
          --------------------------------------------------------

Ladies and Gentlemen:

          As counsel for Coast Savings Financial, Inc., a Delaware corporation, you have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 929,146 shares of the Company's common stock, par value $.01 per share, for issuance pursuant to the 1996 Coast Savings Financial, Inc. Equity Incentive Plan (the "Plan").

          We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based on the foregoing, we are of the opinion that the 929,146 shares covered by said Registration Statement, when issued in accordance with the terms of the Prospectus forming a part of the Registration Statement and in accordance with the Plan, will be legally issued, fully-paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement on Form S-8 of Coast Savings Financial, Inc.

                        Respectfully submitted,

                        /s/ Paul, Hastings, Janofsky & Walker


                        PAUL, HASTINGS, JANOFSKY & WALKER